Exhibit 99.1

Cemtrex Inc.

Hauppauge, NY, July 02, 2026 (GLOBE NEWSWIRE) — Cemtrex, Inc. (Nasdaq: CETX, CETXP) today announced that its Advanced Industrial Services (“AIS”) subsidiary has acquired Plant Engineering Services (“PES”), a Fort Wayne, Indiana-based engineering firm specializing in the design, modernization, and relocation of large hydraulic and mechanical press systems and complex manufacturing equipment. The acquisition adds a full-service engineering capability to AIS’ industrial services platform and extends the Company’s reach into the automotive and defense end markets.

The transaction marks a new dimension in AIS’ growth strategy. Since fiscal 2022, AIS has grown from approximately $21 million in annual revenue to approximately $38 million in fiscal 2025 through disciplined execution of complex industrial, infrastructure, and manufacturing work. Earlier this year, AIS expanded geographically with the formation of AIS Tennessee. With PES, the Company is now expanding the platform’s capabilities — adding the engineering expertise that sits upstream of the installation, rigging, and millwrighting services AIS has delivered for over four decades.

Founded more than thirty years ago, PES provides mechanical, electrical, and hydraulic engineering, project management, and machine rebuild services to manufacturers across the United States. The company is a recognized specialist in the repair, upgrade, relocation, and modernization of large hydraulic presses and automated production lines, serving customers in aerospace forging, automotive manufacturing, defense, heavy truck, and other advanced manufacturing sectors. PES’s engineering-led model allows manufacturers to access senior engineering talent for capital projects without maintaining that capability in-house.

The strategic fit between the two businesses is direct and immediate. PES regularly engages industrial contractors to perform the rigging, millwrighting, electrical, and mechanical installation work its engineered projects require — precisely the services AIS self-performs. Conversely, AIS’ national client base regularly requires the specialized engineering, hydraulic, and automation expertise that PES brings. The combination allows the Company to pursue turnkey capital projects, from engineering and design through installation and commissioning, under a single platform, while positioning PES as the engineering arm of AIS’ broader industrial offering.

“This acquisition allows us to expand our footprint, capability, and markets served immediately,” said Saagar Govil, Chairman and CEO of Cemtrex. “PES brings deep engineering expertise that AIS has never had in-house, and AIS brings the field execution resources that PES has historically sourced externally. Each company is a natural customer of the other. At the same time, PES opens doors for us in automotive and defense manufacturing, markets where reshoring and domestic industrial investment are driving sustained demand for exactly the kind of engineering-led capital work PES does best. Additionally, we can leverage PES capabilities for AIS’ diverse customer base, deepening those relationships and capturing a larger share of the capital investment flowing into our customers’ plants.”

PES will operate as a dedicated business unit within AIS, maintaining its brand, Fort Wayne operations, and existing team. PES founder Mark Bohler will continue to lead the business unit as President, ensuring continuity for the company’s long-standing customer relationships. Based on historical performance and current backlog, PES is expected to contribute approximately $4 to $5 million in revenue over the next twelve months and be profitable from day one.

AIS acquired the business in an asset purchase transaction for approximately $3.5 million in cash with certain adjustments for working capital, with up to an additional $1.5 million payable in earnout consideration tied to the performance of the business over the three years following closing. Cemtrex completed the acquisition using cash on hand.

The acquisition of PES represents Cemtrex’s third completed acquisition in the current fiscal year and reflects the Company’s broader objective of building durable operating businesses with complementary capabilities and long-term growth potential. The Company has also signed an LOI for an additional acquisition, which it expects to complete in the September quarter.

About Cemtrex

Cemtrex, Inc. (Nasdaq: CETX) is a diversified industrial and technology company operating across the Security, Industrial, and Aerospace & Defense sectors. The Company’s Security segment, led by Vicon Industries, provides advanced video management software, high-performance security cameras, and integrated surveillance solutions for enterprise, government, and critical infrastructure customers. Its Industrial segment, through Advanced Industrial Services (AIS), delivers specialized rigging, millwrighting, process piping, and equipment installation services to manufacturers nationwide. Cemtrex’s Aerospace & Defense segment, anchored by Invocon, provides mission-critical engineering, instrumentation, and sensing solutions supporting aerospace, defense, and space-based programs. With a focus on disciplined execution and strategic growth, Cemtrex is committed to building durable businesses that enhance safety, reliability, and long-term value for its customers and shareholders.

For more information, visit www.cemtrex.com.

Investor Relations: investors@cemtrex.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the acquisition and the expected contribution of the acquired business, or any future potential acquisition. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. These risks and uncertainties are discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.